UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 16, 2022 (August 12, 2022)

ARIES I ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40421	98-1578649
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Lime Tree Bay, P.O. Box 1569

Grand Cayman, Cayman Islands KY-1110

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (630) 386-5288

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A ordinary share and one-half of one redeemable warrant	RAMMU	The Nasdaq Stock Market LLC

Class A ordinary shares, par value $0.0001 per share	RAM	The Nasdaq Stock Market LLC

Redeemable warrants, each warrant exercisable for one Class A ordinary share, each at an exercise price of $11.50 per share	RAMMW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

As approved by its shareholders at an extraordinary general meeting of shareholders held on August 12, 2022 (the “Meeting”), on August 15, 2022, Aries I Acquisition Corporation (the “Company” or “Aries”) entered into an amendment (the “Trust Amendment”) to the investment management trust agreement, dated as of May 18, 2021, with Continental Stock Transfer & Trust Company (the “Trust Agreement”). Pursuant to the Trust Amendment, (1) the Company has the right to extend the date by which it has to complete a business combination (the “Combination Period”) up to twelve (12) times for an additional one (1) month each time from August 21, 2022 to August 21, 2023 by depositing into the Trust Account, for each one-month extension, the lesser of (a) $120,000 and (b) $0.035 for each Class A ordinary share outstanding after giving effect to the Redemption (as defined below) and (2)  the Company is required to hold the assets solely in cash from and after the effectiveness of the Trust Amendment.

The foregoing description of the Trust Amendment is a summary only and is qualified in its entirety by reference to the full text of the Trust Amendment which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As approved by its stockholders at the Meeting on August 12, 2022, the Company adopted its Second Amended and Restated Articles of Association on August 12, 2022 (the “Charter Amendment”), giving the Company the right to extend the Combination Period up to twelve (12) times for an additional one (1) month each time, from August 21, 2022 to August 21, 2023.

The foregoing description of the Charter Amendment is a summary only and is qualified in its entirety by reference to the full text of the Charter Amendment, which is attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On August 12, 2022, the Company held the Meeting. At the Meeting, the Company’s shareholders approved the following proposals: (1) a proposal to approve by special resolution an amendment of Aries’s Amended and Restated Articles of Association to give the Company the right to extend the Combination Period up to twelve (12) times for an additional one (1) month each time, from August 21, 2022 to August 21, 2023 (i.e., for a period of time ending 27 months after the consummation of its initial public offering) (the “Extension Amendment Proposal”), and (2) a proposal to approve by ordinary resolution an amendment to the Trust Agreement to (i) allow the Company to extend the Combination Period up to twelve (12) times for an additional one (1) month each time from August 21, 2022 to August 21, 2023 by depositing into the Trust Account, for each one-month extension, the lesser of (a) $120,000 and (b) $0.035 for each Class A ordinary share outstanding after giving effect to the Redemption, and (ii) provide that the Company shall hold the assets solely in cash from and after the effectiveness of the Charter Amendment and the Trust Amendment (the “Trust Agreement Amendment Proposal”).

The Extension Amendment Proposal and the Trust Agreement Amendment Proposal presented at the Meeting were approved by the Company’s shareholders. The final voting results for each Proposal are set forth below.

Extension Amendment Proposal

The Extension Amendment Proposal was approved by special resolution of the Company’s shareholders, and received the following votes:

Aries Ordinary Shares Votes For	Aries Ordinary Shares Votes Against	Aries Ordinary Shares Abstentions
12,555,789	1,302,836	6,911

Trust Agreement Amendment Proposal

The Trust Agreement Amendment Proposal was approved by ordinary resolution of the Company’s shareholders, and received the following votes:

Aries Ordinary Shares Votes For	Aries Ordinary Shares Votes Against	Aries Ordinary Shares Abstentions
12,555,703	1,303,382	6,451

Item 8.01. Other Events.

In connection with the shareholders’ vote at the Meeting, 12,078,942 ordinary shares of the Company exercised their right to redeem such shares (the “Redemption”) for a pro rata portion of the funds held in Aries’s trust account (the “Trust Account”). As a result, approximately $123.3 million (approximately $10.21 per share) will be removed from the Trust Account to pay such holders and approximately $23.4 million will remain in the Trust Account. Following the aforementioned redemptions, Aries will have 5,889,808 ordinary shares outstanding, which includes 2,296,058 Class A ordinary shares and 3,593,750 Class B ordinary shares.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
3.1	Second Amended and Restated Articles of Association, dated August 12, 2022
10.1	Amendment to the Investment Management Trust Agreement, dated August 15, 2022, by and between Aries I Acquisition Corporation and Continental Stock Transfer & Trust Company
104	Cover Page Interactive Data File (embedded with the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aries I Acquisition Corporation

	By:	/s/ Paul Wolfe
	Name:	Paul Wolfe
	Title:	Chief Operating Officer
Date: August 16, 2022